UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2018

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	000-38140 (Commission File Number)	N/A (IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: 866-639-5087

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry in a Material Definitive Agreement.

On May 18, 2018, Cision Ltd. (the “Company”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”) entered into Amendment No. 1 (the “Warrant Amendment”) to the Amended and Restated Warrant Agreement, dated as of October 17, 2017 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to require the holders of the Company’s public and private warrants (the “Warrants”) to exchange their Warrants for ordinary shares of the Company (“Ordinary Shares”) at an exchange ratio of 0.234 Ordinary Shares for each Warrant. The Company has the right to require the exchange of not less than all of the Warrants at any time while such Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to the date of exchange fixed by the Company.

The Company intends to exchange all remaining untendered Warrants for Ordinary Shares in accordance with the terms of the Warrant Agreement, as amended, on June 4, 2018.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the definitive consent solicitation materials filed by the Company with the U.S. Securities and Exchange Commission on May 9, 2018, in connection with the Company’s offer to each holder of the Warrants to receive 0.26 Ordinary Shares in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of the Warrants to approve the Warrant Amendment.

The Offer and Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on May 15, 2018. A total of 23,462,423 Warrants, or approximately 95.7650% of the 24,500,000 outstanding Warrants, were properly tendered and not withdrawn in the Offer, and were therefore deemed to have consented to the Warrant Amendment. Because consents were received from holders of more than a majority of the Company’s Warrants, the Warrant Amendment was approved. The Company intends to exchange all remaining untendered Warrants for Ordinary Shares in accordance with the terms of the Warrant Agreement, as amended, on June 4, 2018.

The Company issued 6,100,209 Ordinary Shares in exchange for the Warrants tendered in the Offer, resulting in a total of 130,470,775 Ordinary Shares outstanding as of May 18, 2018.

Item 8.01	Other Events.

On May 18, 2018, the Company issued a press release announcing the closing of the Offer and the Consent Solicitation. The Company also announced that it intends to exchange all remaining untendered Warrants for Ordinary Shares in accordance with the terms of the Warrant Agreement, as amended, on June 4, 2018.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Amendment No. 1 to Amended and Restated Warrant Agreement, dated as of May 18, 2018, by and between the Company and the Warrant Agent.

99.1	Press release dated May 18, 2018 announcing the closing of the Offer and Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2018

CISION LTD.

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer